Global Payments Reports Fourth Quarter and Full Year 2022 Results

February 10, 2023

Establishes Growth Targets for 2023

Expects to Complete Acquisition of EVO Payments no later than March 31

Netspend Consumer Divestiture On Track to Close by end of First Quarter

Executes Agreement to Sell Gaming Solutions Business

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2022.

"We delivered strong results for the fourth quarter and full year 2022, highlighting consistent execution across market cycles,” said Jeff Sloan, Chief Executive Officer. "For the fourth quarter, our Merchant business delivered 9% adjusted net revenue growth (excluding dispositions) and our Issuer business delivered 5% adjusted net revenue growth, each on a foreign exchange neutral (FXN) basis relative to the prior year. Notably, our core Issuer business accelerated sequentially in the fourth quarter to produce its best performance since our merger with TSYS in 2019.

“For calendar 2022, our Merchant business delivered 13% adjusted net revenue growth (excluding dispositions) and our Issuer business delivered 5% adjusted net revenue growth, each on a FXN basis. For the year, we produced 10% adjusted net revenue growth (FXN and excluding dispositions), expanded adjusted margins by 190 basis points and delivered 17% adjusted earnings per share growth (on a FXN basis), consistent with our September 2021 cycle guidance despite the incremental challenges of the macroeconomic environment.”

Sloan continued, “We also made great progress on our strategy in 2022. First, we look forward to closing our acquisition of EVO Payments no later than the end of March as anticipated. The transaction will significantly increase our target addressable markets, enhance our leadership in integrated payments worldwide, expand our presence in new and provide further scale in existing faster growth geographies, and augment our business-to-business software and payment solutions.

“Second, we remain on track to close the divestiture of Netspend’s consumer business by the end of the first quarter. Third, we entered into a definitive agreement to sell our Gaming Solutions business to Parthenon Capital Partners for $415 million, which is consistent with our efforts to refine our portfolio to focus on our corporate clients and away from consumer centric businesses.

“Fourth and finally, we effectively balanced capital investment with return of capital to our shareholders. Through stock repurchases and dividends, we returned over $3 billion in 2022. And we welcomed Silver Lake, the global leader in technology investing, to our base of investors.”

Sloan concluded, “These transactions further our strategic objectives, simplify our businesses and provide us with enhanced confidence in our growth and margin targets over the cycle. Each of our primary businesses is growing at attractive rates with improved margin profiles.”

Fourth Quarter 2022 Summary
•GAAP revenues were $2.25 billion, compared to $2.19 billion in the fourth quarter of 2021; diluted earnings per share were $0.94 compared to $0.72 in the prior year; and operating margin was 18.1% compared to 14.6% in the prior year.
•Adjusted net revenues increased 2% (4% constant currency) to $2.02 billion, compared to $1.98 billion in the fourth quarter of 2021; excluding the impact of dispositions, adjusted net revenue increased 7% on a constant currency basis.
•Adjusted earnings per share increased 14% (17% constant currency) to $2.42, compared to $2.13 in the fourth quarter of 2021.
•Adjusted operating margin expanded 240 basis points to 44.4%.

Full Year 2022 Summary
•GAAP revenues were $8.98 billion, compared to $8.52 billion in 2021; diluted earnings per share were $0.40 compared to $3.29 in the prior year; and operating margin was 7.1% compared to 15.9% in the prior year.
•Adjusted net revenues increased 5% (7% constant currency) to $8.09 billion, compared to $7.74 billion in 2021; excluding the impact of dispositions, adjusted net revenue increased 10% on a constant currency basis.
•Adjusted earnings per share increased 14% (17% constant currency) to $9.32, compared to $8.16 in 2021.
•Adjusted operating margin expanded 190 basis points to 43.7%.

2023 Outlook
“We achieved strong financial performance in the fourth quarter and for the full year, which highlights the durability of our business model and consistent execution of our technology-enabled strategy,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “We remain well positioned from a financial and operating perspective as we enter 2023.

“Looking ahead, the company expects adjusted net revenue to be in a range of $8.575 billion to $8.675 billion, reflecting growth of 6% to 7% over 2022, and adjusted earnings per share to be in a range of $10.25 to $10.37, reflecting growth of 10% to 11% over 2022 (15% to 16% excluding dispositions). Annual adjusted operating margin for 2023 is expected to expand by up to 120 basis points.

“Our 2023 outlook reflects the closings of the acquisition of EVO Payments, the divestiture of Netspend’s consumer business and the sale of Gaming Solutions in each case by the end of the first quarter.”

Whipple concluded, “We presume a stable worldwide macroeconomic backdrop throughout calendar year 2023.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable March 31, 2023 to shareholders of record as of March 17, 2023. Our Board of Directors has also reauthorized up to $1.5 billion of share repurchase capacity.

Conference Call
Global Payments’ management will host a live audio webcast today, February 10, 2023, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Global Payments also has provided supplemental non-GAAP information to reflect the pending divestiture of the consumer portion of the Consumer Solutions segment. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 25,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2023; the effects of general economic conditions on our business, including those caused by the COVID-19 pandemic; statements about the strategic rationale and benefits of the proposed acquisition of EVO Payments, Inc. (“EVO”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed transaction; planned divestitures, including Netspend’s consumer business and our gaming solutions business, or strategic initiatives; our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic and Russia’s invasion of Ukraine; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; our ability to complete the proposed transaction with EVO on the proposed terms or on the proposed timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and the satisfaction of other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the transaction with EVO; failure to realize the expected benefits of the proposed transaction with EVO; effects relating to the announcement of the proposed transaction with EVO, including on the market price of our common stock and our relationships with customers, employees and suppliers; the risk of potential shareholder litigation associated with the proposed transaction with EVO; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Revenues	$2,252,984	$2,193,981	2.7%	$8,975,515	$8,523,762	5.3%
Operating expenses:
Cost of service	927,911	967,997	(4.1)%	3,778,617	3,773,725	0.1%
Selling, general and administrative	919,495	905,008	1.6%	3,524,578	3,391,161	3.9%
Impairment of goodwill	—	—	—%	833,075	—	nm
Loss on business dispositions	(2,051)	—	nm	199,094	—	nm
	1,845,355	1,873,005	(1.5)%	8,335,364	7,164,886	16.3%
Operating income	407,630	320,976	27.0%	640,151	1,358,876	(52.9)%
Interest and other income	8,544	3,311	158.0%	33,604	19,320	73.9%
Interest and other expense	(121,778)	(87,767)	38.8%	(449,433)	(333,651)	34.7%
	(113,234)	(84,456)	34.1%	(415,829)	(314,331)	32.3%
Income before income taxes and equity in income of equity method investments	294,396	236,520	24.5%	224,322	1,044,545	(78.5)%
Income tax expense	47,444	37,434	26.7%	166,694	169,034	(1.4)%
Income before equity in income of equity method investments	246,952	199,086	24.0%	57,628	875,511	(93.4)%
Equity in income of equity method investments, net of tax	11,611	18,092	(35.8)%	85,685	112,353	(23.7)%
Net income	258,563	217,178	19.1%	143,313	987,864	(85.5)%
Net income attributable to noncontrolling interests, net of income tax	(9,257)	(8,725)	6.1%	(31,820)	(22,404)	42.0%
Net income attributable to Global Payments	$249,306	$208,453	19.6%	$111,493	$965,460	(88.5)%

Earnings per share attributable to Global Payments:
Basic	$0.94	$0.72	30.6%	$0.41	$3.30	(87.6)%
Diluted	$0.94	$0.72	30.6%	$0.40	$3.29	(87.8)%
Weighted-average number of shares outstanding:
Basic	265,637	287,887		275,191	292,655
Diluted	265,963	288,466		275,576	293,669

Note: nm = not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change

Adjusted net revenue	$2,022,309	$1,984,878	1.9%	$8,091,650	$7,737,960	4.6%

Adjusted operating income	$898,201	$833,472	7.8%	$3,533,644	$3,234,347	9.3%

Adjusted net income attributable to Global Payments	$643,082	$614,726	4.6%	$2,569,331	$2,396,422	7.2%

Adjusted diluted earnings per share attributable to Global Payments	$2.42	$2.13	13.5%	$9.32	$8.16	14.3%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$1,898,631	$1,825,070	4.0%	$7,527,748	$7,008,777	7.4%

Adjusted operating income⁽¹⁾	$839,787	$798,863	5.1%	$3,345,706	$3,033,786	10.3%

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(1)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended
	December 31, 2022		December 31, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,553,856	$1,409,564	$1,475,032	$1,339,975	5.3%	5.2%
Issuer Solutions	582,616	501,326	569,644	494,898	2.3%	1.3%
Consumer Solutions	142,401	136,491	174,980	174,980	(18.6)%	(22.0)%
Intersegment Elimination	(25,889)	(25,072)	(25,675)	(24,975)	(0.8)%	(0.4)%
	$2,252,984	$2,022,309	$2,193,981	$1,984,878	2.7%	1.9%

Operating income (loss):
Merchant Solutions	$509,682	$681,718	$460,304	$646,204	10.7%	5.5%
Issuer Solutions	112,025	241,919	87,767	211,248	27.6%	14.5%
Consumer Solutions	(14,141)	58,414	20,737	34,609	(168.2)%	68.8%
Corporate	(201,987)	(83,850)	(247,832)	(58,589)	18.5%	(43.1)%
Loss on business dispositions	2,051	—	—	—	nm	nm
	$407,630	$898,201	$320,976	$833,472	27.0%	7.8%

	Years Ended
	December 31, 2022		December 31, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$6,204,917	$5,630,713	$5,665,557	$5,136,121	9.5%	9.6%
Issuer Solutions	2,245,623	1,943,087	2,165,747	1,906,242	3.7%	1.9%
Consumer Solutions	620,482	609,833	783,625	783,579	(20.8)%	(22.2)%
Intersegment Elimination	(95,507)	(91,983)	(91,167)	(87,982)	(4.8)%	(4.5)%
	$8,975,515	$8,091,650	$8,523,762	$7,737,960	5.3%	4.6%

Operating income (loss):
Merchant Solutions	$2,040,255	$2,758,004	$1,725,990	$2,472,460	18.2%	11.5%
Issuer Solutions	356,215	881,980	333,355	824,676	6.9%	6.9%
Consumer Solutions	53,594	187,936	135,541	200,560	(60.5)%	(6.3)%
Corporate	(777,744)	(294,278)	(836,010)	(263,348)	7.0%	(11.7)%
Impairment of goodwill	(833,075)	—	—	—	nm	nm
Loss on business dispositions	(199,094)	—	—	—	nm	nm
	$640,151	$3,533,644	$1,358,876	$3,234,347	(52.9)%	9.3%
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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,997,566	$1,979,308
Accounts receivable, net	998,332	946,247
Settlement processing assets	2,519,114	1,143,539
Current assets held for sale	138,815	4,779
Prepaid expenses and other current assets	660,321	637,112
Total current assets	6,314,148	4,710,985
Goodwill	23,320,736	24,813,274
Other intangible assets, net	9,658,374	11,633,709
Property and equipment, net	1,838,809	1,687,586
Deferred income taxes	37,907	12,117
Noncurrent assets held for sale	1,295,799	—
Other noncurrent assets	2,343,241	2,422,042
Total assets	$44,809,014	$45,279,713

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$747,111	$484,202
Current portion of long-term debt	1,169,330	78,505
Accounts payable and accrued liabilities	2,442,560	2,542,256
Settlement processing obligations	2,413,799	1,358,051
Current liabilities held for sale	125,891	—
Total current liabilities	6,898,691	4,463,014
Long-term debt	12,289,248	11,414,809
Deferred income taxes	2,428,412	2,793,427
Noncurrent liabilities held for sale	4,478	—
Other noncurrent liabilities	647,975	739,046
Total liabilities	22,268,804	19,410,296
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2022 and 2021; 263,081,872 shares issued and outstanding at December 31, 2022 and 284,750,452 shares issued and outstanding at December 31, 2021	—	—
Paid-in capital	19,978,095	22,880,261
Retained earnings	2,731,380	2,982,122
Accumulated other comprehensive loss	(405,969)	(234,182)
Total Global Payments shareholders’ equity	22,303,506	25,628,201
Noncontrolling interests	236,704	241,216
Total equity	22,540,210	25,869,417
Total liabilities and equity	$44,809,014	$45,279,713

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$143,313	$987,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	399,486	396,342
Amortization of acquired intangibles	1,262,969	1,295,042
Amortization of capitalized contract costs	109,701	93,328
Share-based compensation expense	163,261	180,779
Provision for operating losses and bad debts	116,879	90,208
Noncash lease expense	78,935	107,775
Deferred income taxes	(315,495)	(189,050)
Equity in income of equity method investments, net of tax	(85,685)	(112,353)
Facilities exit charges	30,437	51,349
Distributions received on investments	45,521	36,914
Impairment of goodwill	833,075	—
Loss on business dispositions	199,094	—
Other, net	993	10,810
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(111,974)	(165,543)
Settlement processing assets and obligations, net	(313,333)	128,584
Prepaid expenses and other assets	(295,980)	(264,009)
Accounts payable and other liabilities	(17,157)	132,785
Net cash provided by operating activities	2,244,040	2,780,825
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(65,672)	(1,811,432)
Capital expenditures	(615,652)	(493,216)
Effect on cash from sale of business	(29,755)	—
Proceeds from sale of investments	33,046	—
Other, net	2,496	10,822
Net cash used in investing activities	(675,537)	(2,293,826)
Cash flows from financing activities:
Net borrowings from settlement lines of credit	285,644	149,528
Proceeds from long-term debt	9,812,289	7,057,668
Repayments of long-term debt	(7,895,131)	(4,826,769)
Payments of debt issuance costs	(48,635)	(21,320)
Repurchases of common stock	(2,921,307)	(2,533,629)
Proceeds from stock issued under share-based compensation plans	44,127	49,545
Common stock repurchased - share-based compensation plans	(38,601)	(90,649)
Distributions to noncontrolling interests	(23,031)	—
Contributions from noncontrolling interests	—	69,987
Payment of contingent consideration in business combination	(15,726)	—
Purchase of capped calls related to issuance of convertible notes	(302,375)	—
Dividends paid	(273,955)	(259,726)
Net cash used in financing activities	(1,376,701)	(405,365)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(99,219)	(48,382)
Increase in cash, cash equivalents and restricted cash	92,583	33,252
Cash, cash equivalents and restricted cash, beginning of the period	2,123,023	2,089,771
Cash, cash equivalents and restricted cash, end of the period	$2,215,606	$2,123,023

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,252,984	$(230,675)	$—	$—	$2,022,309

Operating income	$407,630	$(5,255)	$495,825	$—	$898,201

Net income attributable to Global Payments	$249,306	$(5,255)	$498,493	$(99,462)	$643,082

Diluted earnings per share attributable to Global Payments	$0.94				$2.42

Diluted weighted average shares outstanding	265,963				265,963

	Three Months Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,193,981	$(209,103)	$—	$—	$1,984,878

Operating income	$320,976	$1,030	$511,465	$—	$833,472

Net income attributable to Global Payments	$208,453	$1,030	$510,301	$(105,058)	$614,726

Diluted earnings per share attributable to Global Payments	$0.72				$2.13

Diluted weighted average shares outstanding	288,466				288,466

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2022 and 2021, net revenue adjustments also included $0.7 million and $1.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended December 31, 2022 also included a $5.9 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended December 31, 2022, earnings adjustments to operating income included $302.1 million in cost of services (COS) and $195.8 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $300.6 million and other items of $1.5 million. Adjustments to SG&A included share-based compensation expense of $40.8 million, acquisition, integration and separation expenses of $147.1 million, facilities exit charges of $7.1 million, and other items of $0.8 million.

Acquisition, integration and separation expenses for the three months ended December 31, 2022 included $76.5 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended December 31, 2022, earnings adjustments to operating income also included the $2.1 favorable adjustment to loss on business dispositions.

For the three months ended December 31, 2021, earnings adjustments to operating income included $321.4 million in COS and $190.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $321.1 million and other items of $0.3 million. Adjustments to SG&A included share-based compensation expense of $34.7 million, acquisition and integration expenses of $98.6 million, facilities exit charges of $56.8 million and other items of $(0.1) million. Net income attributable to Global Payments also reflects the removal of $2.5 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$8,975,515	$(883,865)	$—	$—	$8,091,650

Operating income	$640,151	$(3,735)	$2,897,227	$—	$3,533,644

Net income attributable to Global Payments	$111,493	$(3,735)	$2,891,721	$(430,148)	$2,569,331

Diluted earnings per share attributable to Global Payments	$0.40				$9.32

Diluted weighted average shares outstanding	275,576				275,576

	Year Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$8,523,762	$(785,802)	$—	$—	$7,737,960

Operating income	$1,358,876	$5,023	$1,870,448	$—	$3,234,347

Net income attributable to Global Payments	$965,460	$5,023	$1,822,626	$(396,687)	$2,396,422

Diluted earnings per share attributable to Global Payments	$3.29				$8.16

Diluted weighted average shares outstanding	293,669				293,669

----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2022 and 2021, net revenue adjustments also included $6.9 million and $5.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the year ended December 31, 2022 also included a $10.6 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the year ended December 31, 2022, earnings adjustments to operating income included $1,266.1 million in COS and $598.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,263.0 million and other items of $3.1 million. Adjustments to SG&A included share-based compensation expense of $163.3 million, acquisition, integration and separation expenses of $366.7 million, facilities exit charges of $47.1 million, and other items of $21.8 million.

Acquisition, integration and separation expenses for the year ended December 31, 2022 included $110.6 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the year ended December 31, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $199.1 million loss on business dispositions.

For the year ended December 31, 2021, earnings adjustments to operating income included $1,293.1 million in COS and $577.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,295.0 million and other items of $(1.9) million. Adjustments to SG&A included share-based compensation expense of $180.8 million, acquisition and integration expenses of $340.2 million, facilities exit charges of $56.8 million and other items of $(0.5) million. Net income attributable to Global Payments also reflects the removal of $47.0 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,553,856	$(144,292)	$—	$1,409,564	$—	$1,409,564
Issuer Solutions	582,616	(81,290)	—	501,326	—	501,326
Consumer Solutions	142,401	(5,910)	—	136,491	(136,491)	—
Intersegment Elimination	(25,889)	817	—	(25,072)	12,813	(12,259)
	$2,252,984	$(230,675)	$—	$2,022,309	$(123,678)	$1,898,631

Operating income (loss):
Merchant Solutions	$509,682	$14	$172,022	$681,718	$—	$681,718
Issuer Solutions	112,025	642	129,252	241,919	—	241,919
Consumer Solutions	(14,141)	(5,910)	78,466	58,414	(58,414)	—
Corporate	(201,987)	—	118,137	(83,850)	—	(83,850)
Loss on business dispositions	2,051	—	(2,051)	—	—	—
	$407,630	$(5,255)	$495,825	$898,201	$(58,414)	$839,787

	Three Months Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,475,032	$(135,057)	$—	$1,339,975	$—	$1,339,975
Issuer Solutions	569,644	(74,746)	—	494,898	—	494,898
Consumer Solutions	174,980	—	—	174,980	(174,980)	—
Intersegment Elimination	(25,675)	700	—	(24,975)	15,172	(9,803)
	2,193,981	(209,103)	—	1,984,878	(159,808)	1,825,070

Operating income (loss):
Merchant Solutions	$460,304	$193	$185,707	$646,204	$—	$646,204
Issuer Solutions	87,767	838	122,643	211,248	—	211,248
Consumer Solutions	20,737	—	13,872	34,609	(34,609)	—
Corporate	(247,832)	—	189,243	(58,589)	—	(58,589)
	$320,976	$1,030	$511,465	$833,472	$(34,609)	$798,863
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2022 and 2021, net revenue adjustments also included $0.7 million and $1.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended December 31, 2022 also included a $5.9 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended December 31, 2022, earnings adjustments to operating income included $302.1 million in COS and $195.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $300.6 million and other items of $1.5 million. Adjustments to SG&A included share-based compensation expense of $40.8 million, acquisition, integration and separation expenses of $147.1 million, facilities exit charges of $7.1 million, and other items of $0.8 million.

Acquisition, integration and separation expenses for the three months ended December 31, 2022 included $76.5 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended December 31, 2022, earnings adjustments to operating income also included the $2.1 favorable adjustment to loss on business dispositions.

For the three months ended December 31, 2021, earnings adjustments to operating income included $321.4 million in COS and $190.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $321.1 million and other items of $0.3 million. Adjustments to SG&A included share-based compensation expense of $34.7 million, acquisition and integration expenses of $98.6 million, facilities exit charges of $56.8 million and other items of $(0.1) million.

(3)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$6,204,917	$(574,204)	$—	$5,630,713	$—	$5,630,713
Issuer Solutions	2,245,623	(302,536)	—	1,943,087	—	1,943,087
Consumer Solutions	620,482	(10,649)	—	609,833	(609,833)	—
Intersegment Elimination	(95,507)	3,524	—	(91,983)	45,931	(46,052)
	$8,975,515	$(883,865)	$—	$8,091,650	$(563,902)	$7,527,748

Operating income (loss):
Merchant Solutions	$2,040,255	$166	$717,583	$2,758,004	$—	$2,758,004
Issuer Solutions	356,215	6,748	519,017	881,980	—	881,980
Consumer Solutions	53,594	(10,649)	144,991	187,936	(187,936)	—
Corporate	(777,744)	—	483,466	(294,278)	—	(294,278)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Loss on business dispositions	(199,094)	—	199,094	—	—	—
	$640,151	$(3,735)	$2,897,227	$3,533,644	$(187,936)	$3,345,706

	Year Ended December 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$5,665,557	$(529,436)	$—	$5,136,121	$—	$5,136,121
Issuer Solutions	2,165,747	(259,505)	—	1,906,242	—	1,906,242
Consumer Solutions	783,625	(46)	—	783,579	(783,579)	—
Intersegment Elimination	(91,167)	3,186	—	(87,982)	54,394	(33,587)
	$8,523,762	$(785,802)	$—	$7,737,960	$(729,184)	$7,008,777

Operating income (loss):
Merchant Solutions	$1,725,990	$723	$745,747	$2,472,460	$—	$2,472,460
Issuer Solutions	333,355	4,300	487,021	824,676	—	824,676
Consumer Solutions	135,541	—	65,019	200,560	(200,560)	—
Corporate	(836,010)	—	572,662	(263,348)	—	(263,348)
	$1,358,876	$5,023	$1,870,448	$3,234,347	$(200,560)	$3,033,787
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2022 and 2021, net revenue adjustments also included $6.9 million and $5.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the year ended December 31, 2022 also included a $10.6 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which is classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the year ended December 31, 2022, earnings adjustments to operating income included $1,266.1 million in COS and $598.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,263.0 million and other items of $3.1 million. Adjustments to SG&A included share-based compensation expense of $163.3 million, acquisition, integration and separation expenses of $366.7 million, facilities exit charges of $47.1 million, and other items of $21.8 million.

Acquisition, integration and separation expenses for the year ended December 31, 2022 included $110.6 million related to the pending divestiture of our consumer business, which is classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the year ended December 31, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and pending divestiture of our consumer business, and the $199.1 million loss on business dispositions.

For the year ended December 31, 2021, earnings adjustments to operating income included $1,293.1 million in COS and $577.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,295.0 million and other items of $(1.9) million. Adjustments to SG&A included share-based compensation expense of $180.8 million, acquisition and integration expenses of $340.2 million, facilities exit charges of $56.8 million and other items of $(0.5) million.

(3)The supplemental non-GAAP information reflects the pending divestiture of our consumer business.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2022	2023 Outlook (3)	Growth
Revenues:
GAAP revenues	$8,976	$9,565 to $9,665	7% to 8%
Adjustments(1)	(884)	(990)
Adjusted net revenue	$8,092	$8,575 to $8,675	6% to 7%

Earnings Per Share:
GAAP diluted EPS	$0.40	$5.43 to $5.55	nm
Adjustments(2)	8.92	4.82
Adjusted EPS	$9.32	$10.25 to $10.37	10% to 11%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which is classified as assets held for sale on our balance sheet.

(2)Adjustments to 2022 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.53, 3) share-based compensation expense of $0.46, 4) acquisition, integration, and separation expense of $1.00, 5) facilities exit charges of $0.13, 6) other items of $0.06, 7) equity method investment earnings from our interest in a private equity investment fund of $(0.06), 8) discrete tax items of $0.01, 9) goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and pending sale of the consumer business of $3.02, 10) loss on business dispositions of $0.70, 11) other income and expense of $0.05, and 12) the effect of noncontrolling interests and income taxes, as applicable.

(3)Our 2023 outlook reflects the closing of the acquisition of EVO, the divestiture of Netspend's consumer business and the sale of Gaming Solutions, in each case by the end of the first quarter of 2023. Adjusted EPS outlook for 2023 excludes the effect of certain incremental expenses related to contractual obligations for assets held for sale.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, goodwill impairment charges and gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 to 9. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information reflects the pending divestiture of our consumer business. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.